Exhibit C

EXECUTION VERSION

Confidential Information Redacted *

November 4, 2015

NEW WAVE MMXV LIMITED
as Borrower

provided by

CREDIT SUISSE AG HONG KONG BRANCH

as Lender

FACILITY AGREEMENT
RELATING TO A US$230,000,000 TERM LOAN
FACILITY

18th Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong
Tel: +852.2912.2500

www.lw.com

* Certain portions of this Exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed separately with the SEC.

Schedule 2 Utilisation Request	67
Schedule 3 Top-Up Notice	68

THIS AGREEMENT is dated November 4, 2015 and made between:

(1)                                      NEW WAVE MMXV LIMITED, a BVI business company with limited liability incorporated in the British Virgin Islands with company number 1884011 and with its registered office at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands (the “Borrower”); and

(2)                                      CREDIT SUISSE AG HONG KONG BRANCH as lender (the Lender”). IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Anti-Corruption Laws” means, without limitation, the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 and other similar legislation in other jurisdictions.

“Authorisation” means:

(a)                                 an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)                                 in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from (and including) the date of this Agreement to (and including) the date falling one Month following the date of this Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States or any successor.

“Borrower Change of Control” means:

(a)                                 the Guarantor ceases to be the beneficial owner of [***] per cent. of the issued shares in the Borrower;

(b)                                 the aggregate number of issued shares in the Borrower beneficially owned by any person and any Affiliate of that person exceeds the number of issued shares in the Borrower beneficially owned by the Guarantor;

(c)                                  the Guarantor ceases to have the ability to exercise [***]% of the voting rights in the Borrower; or

(d)                                 the Guarantor ceases to be the sole director of the Borrower.

“Borrower Contribution Amount” means the amount in US dollar determined in accordance with the following formula:

A – B

Where:

A   =                                the “Total Purchase Price” set out in Schedule 1 to the Subscription Agreement.

B   =                                 the amount borrowed by the Borrower under the Facility after deducting the amount (if any) which the Borrower directs the Lender to apply towards payment of fees, costs and expenses payable by the Borrower pursuant to Clause 16.1(b) (Transaction expenses).

“Break Costs” means the amount (if any) by which:

(a)                                      the interest (excluding the Margin) which the Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the principal amount of the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                      the amount of interest which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Hong Kong interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong.

“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

“Cash Collateral” means the amount of cash in USD standing to the credit of the Cash Collateral Account, in cleared funds and subject to a first ranking Transaction Security in favour of the Lender.

“Cash Collateral Account” means the cash account with account number [***] maintained by the Borrower with the Lender (including any account which may from time to time be subsequently replaced, re-numbered or otherwise substituted) and which is subject to a first ranking Transaction Security in favour of the Lender in form and substance satisfactory to the Lender.

“Cayman Security Agreement” means the Cayman Islands law share mortgage dated on or about the date of this Agreement granted by the Borrower in favour of the Lender.

“Clearance System” means:

(a)                                      any person whose business is or includes the provision of clearance service or the provision of security accounts; or

(b)                                      any nominee or depository for such person.

“Code” means the US Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the assets and property (including the Cash Collateral and the Securities Collateral) over which Security is purported to be granted by any Transaction Security Document.

“Commitment” means US$230,000,000.

“Company” means SINA Corporation, an exempted company incorporated under the laws of the Cayman Islands with company number 74902, having its registered office at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, Cayman Islands.

“Company Share Closing Price” means, in respect of the Company Shares on any Valuation Day:

(a)                                 if the Valuation Day is a Scheduled Trading Day for the Company Shares and such day is not a Disrupted Day for the Company Shares, the official closing price for each Company Share on the relevant Exchange on that date;

(b)                                 if the Valuation Day is not a Scheduled Trading Day for the Company Shares, the Company Share Closing Price on the immediately preceding Scheduled Trading Day (regardless of whether or not such day is a Disrupted Day for the Company Share); and

(c)                                  if the Valuation Day is a Disrupted Day for the Company Shares, as determined by the Lender in good faith by reference to the last available Company Share Closing Price and such other market information as it determines to be relevant.

“Company Shares” means ordinary shares in the share capital of the Company which have a par value of US$0.133 each.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)                                 purchases by way of assignment or transfer the Commitment or the Loan;

(b)                                 enters into any sub-participation in respect of the Commitment or the Loan; or

(c)                                  enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of the Commitment or the Loan.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Disrupted Day” means, in respect of any Eligible Securities, any Scheduled Trading Day for such Eligible Securities on which:

(a)                                 a Trading Disruption or an Exchange Disruption in respect of such Eligible Securities occurs; or

(b)                                 it is otherwise impossible to obtain a current price for such Eligible Securities from the relevant Exchange.

“Dividend” means any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) whether paid in cash or in kind.

“Eligible Securities” means:

(a)                                 the Company Shares; and

(b)                                 any other type or class of marketable securities as may be acceptable to the Lender from time to time in its sole discretion.

For the avoidance of doubt, the Lender is not required to designate any type or class of marketable securities (other than the Company Shares) as Eligible Securities.

“Eligible Securities Lending Ratio” means, in relation to each type or class of Eligible Securities (other than the Company Shares), the ratio (expressed as a percentage) for such type or class of Eligible Securities as stipulated by the Lender from time to time (which, for the avoidance of doubt, may be revised by the Lender from time to time at its sole discretion).

“Eligible Securities Price” means, in relation to each type or class of Eligible Securities (other than the Company Shares) on any Valuation Day, the product of:

(a)                                 the US dollar equivalent of the price for each such Eligible Securities on such Valuation Day (as determined by the Lender by reference to any market information it determines in its sole discretion to be relevant, acting reasonably); and

(b)                                 the Eligible Securities Lending Ratio with respect to such type or class of Eligible Securities.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any person:

(a)                                 any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that person is a member;

(b)                                 any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under “common control” within the meaning of Section 414(c) of the Internal Revenue Code of which that person is a member; or

(c)                                  any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that person, any corporation described in paragraph (a) above or any trade or business described in paragraph (b) above is a member.

Any former ERISA Affiliate of the Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“Exchange” means:

(a)                                 in respect of Company Shares, the NASDAQ Global Select Market or any successor securities exchange or market on which the Company Shares may be listed; and

(b)                                 in respect of any other Eligible Securities, the securities exchange or market on which such other Eligible Securities are listed or traded.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Disruption” means, in respect of any Eligible Securities, any event that materially disrupts or impairs (as reasonably determined by the Lender) the ability of market participants in general to effect transactions in, or obtain market values for, such Eligible Securities on the relevant Exchange.

“Existing Transfer Restrictions” means, in respect to the Pledged Company Shares:

(a)                                      any legal restrictions under the federal securities laws of the United States arising solely as a result of Borrower’s status as an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company;

(b)                                      any legal restrictions under the federal securities laws of the United States arising solely as a result of the Pledged Company Shares constituting “restricted securities” (within the meaning of Rule 144 under the Securities Act); and

(c)                                       any restriction imposed by section 3.1 of the Subscription Agreement.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by the Lender to the Borrower in writing as the office or offices through which it will perform its obligations under this Agreement, which, at the date of this Agreement, is the Lender’s Hong Kong branch.

“FATCA” means:

(a)                                      sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)                                      any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)                                       any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any Governmental Agency in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if the Lender is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Finance Document” means:

(a)                                 this Agreement;

(b)                                 the Guarantee;

(c)                                  the Issuer Instruction Letter;

(d)                                 the Issuer Acknowledgement Letter;

(e)                                  any Transaction Security Document;

(f)                                   the Utilisation Request; and

(g)                                  any other document designated as such by the Lender and the Borrower.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                                     the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“First Top-Up Event” has the meaning given to it in paragraph (a) of Clause 20.1 (Top-Up Obligations).

“GAAP” means generally accepted accounting principles in the British Virgin Islands.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Guarantor, the Borrower, any other company controlled by the Guarantor from time to time and of such other company’s Affiliates from time to time.

“Guarantee” means the deed of guarantee executed by the Guarantor in favour of the Lender dated on or about the date of this Agreement.

“Guarantor” means Mr. Charles Guowei Chao, holder of U.S. passport number 452055931.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hong Kong Security Deed” means the Hong Kong law security deed to be dated on or about the date of this Agreement granted by the Borrower in favour of the Lender.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial LTV Ratio” means [***] per cent.

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.6 (Default interest).

“Interpolated Screen Rate” means, in relation to the Loan, the rate which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan,

each as of the Specified Time for the currency of the Loan.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended.

“Issuer Acknowledgement Letter” means the document entitled “Issuer Acknowledgement Letter” dated on or about the date of this Agreement from the Company to the Lender.

“Issuer Instruction Letter” means the document entitled “Instruction Letter for Share Issuance” dated on or about the date of this Agreement from the Company and the Borrower to American Stock Transfer & Trust Company, LLC.

“Legal Reservations” means:

(a)                                 the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defences of set-off or counterclaim; and

(c)                                  any other general principles which are set out as qualifications as to matters of law in the legal opinions delivered to the Lender under paragraph 2 of Schedule 1 (Conditions Precedent).

“LIBOR” means, in relation to the Loan:

(a)                                 the applicable Screen Rate as of the Specified Time for the currency of the Loan and for a period equal in length to the Interest Period of the Loan;

(b)                                 as otherwise determined pursuant to Clause 8.2 (Unavailability of a Screen Rate), and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means, as the context requires, the loan made or to be made under the Facility or the principal amount outstanding at any time of the loan.

“LTV Ratio” means, on any Valuation Day, the percentage level as determined by the Lender in accordance with the following formula:

A – B – C
D

Where:

A	=	the principal amount of the Loan outstanding on that Valuation Day;

B	=	the aggregate amount of Cash Collateral on that Valuation Day;

C	=	the aggregate of all Market Values for all types and classes of Eligible Securities (other than the Company Shares) that comprise the Securities Collateral on that Valuation Day; and

D	=	the Market Value for the Company Shares on that Valuation Day.

“Make-Whole Amount” means, in relation to any prepayment of the Loan (in whole or in part) during the Make-Whole Period, the total amount of interest (including LIBOR and the Margin) which would have accrued on the amount of the Loan being so prepaid from (and including) the date of prepayment to (and including) the last day of the Make-Whole Period.

“Make-Whole Period” means the period commencing on the Utilisation Date to (and including) the date falling six Months following the Utilisation Date.

“Margin” means [***] per cent. per annum.

“Market Value” means, in respect of each type or class of Eligible Securities that comprise the Securities Collateral on any Valuation Day, an amount in US dollar as determined by the Lender in accordance with the following formula:

A x B

Where:

A                                  =                                         in the case of:

(a)         Company Shares, the Company Share Closing Price on such Valuation Day; and

(b)         any other type or class of Eligible Securities, the Eligible Securities Price for such other type or class of Eligible Securities on such Valuation Day.

B                                 =                                         the number of such type or class of Eligible Securities that are:

(i) subject to the first ranking Transaction Security in favour of the Lender as Securities Collateral and which Transaction Security has been registered in accordance with Clause 19.18 (Registration); and

(ii) not subject to any Transfer Restrictions (other than, in the case of Eligible Securities which are Company Shares, the Existing Transfer Restrictions).

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the business, operations, property or financial condition of any Obligor;

(b)                                 the ability of any of the Obligors to perform his or its obligations under the Finance Documents; or

(c)                                  the validity or enforceability of, or the rights or remedies of the Lender under, the Finance Documents.

“Maturity Date” means the date falling 24 Months following the Utilisation Date.

“Merger Event” means, in respect of the issuer of any Eligible Securities, any:

(a)                                 reclassification or change of such Eligible Securities that results in a transfer of or an irrevocable commitment to transfer all such outstanding Eligible Securities to another entity or person;

(b)                                 consolidation, amalgamation, merger or binding share exchange of the issuer with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which the issuer is the continuing entity and which does not result in a reclassification or change of any of such Eligible Securities then outstanding);

(c)                                  a takeover offer, tender offer, scheme of arrangement, exchange offer, solicitation, proposal or other event or offer by any entity or person to purchase or otherwise obtain 100 per cent. of such outstanding Eligible Securities that results in a transfer of or an irrevocable commitment to transfer all such shares (other than such Eligible Securities owned or controlled by such other entity or person); or

(d)                                 a consolidation, amalgamation, merger or binding share exchange of the issuer or its Subsidiaries with or into another entity in which the issuer is the continuing entity and which does not result in a reclassification or change of all of such outstanding Eligible Securities but results in such outstanding Eligible Securities (other than such Eligible Securities owned or controlled by such other entity) immediately prior to such event collectively representing less than 50 per cent. of such outstanding Eligible Securities immediately following such event.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will apply only to the last Month of any period.

“Nationalisation” means, in respect of the issuer of any Eligible Securities:

(a)                                 all such Eligible Securities (or any of such Eligible Securities which comprise the Securities Collateral) or all or substantially all of the assets of the issuer are nationalised, expropriated or are otherwise required to be transferred to any Governmental Agency; or

(b)                                 the authority or ability of any person to deal in, or transact in, all of such Eligible Securities (or any of such Eligible Securities which comprise the Securities Collateral) or all or substantially all of the assets of the issuer is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any Governmental Agency in relation to that person or all of such Eligible Securities (or any of such Eligible Securities which comprise the Securities Collateral) or all or substantially all of the assets of the issuer.

“Non-public Information” means information which has not been disseminated in a manner making it available to investors generally.

“Obligors” means the Borrower and the Guarantor and “Obligor” means each one of them.

“Participant” means each person to whom a Lender will make payments under a Participation Agreement.

“Participation” means a fee letter, participation, sub-participation, credit derivative (including a credit default swap or credit linked note), total return swap or any other agreement between a Lender and a Participant, whether directly or indirectly, under which the Lender is obliged to make certain payments to the Participant by reference to one or more Finance Documents and/or one or more Obligors.

“Participation Agreement” means each agreement or letter between a Lender and a Participant in respect of a Participation.

“Party” means a party to this Agreement.

“Pledged Company Shares” means, at any time, the Company Shares which are mortgaged and charged in favour of the Lender pursuant to the Cayman Security Agreement.

“Pledged Eligible Securities” means, at any time, the Eligible Securities standing to the credit of the Securities Collateral Account and which are charged in favour of the Lender pursuant to the Hong Kong Security Deed.

“Potential Adjustment Event” means any of the following:

(a)                                 a subdivision, consolidation or reclassification of any Eligible Securities (unless resulting in a Merger Event in respect of the issuer of such Eligible Securities), or a free distribution or dividend of any Eligible Securities to existing holders by way of bonus, capitalisation or similar issue;

(b)                                 a distribution, issue or dividend to existing holders of any Eligible Securities of:

(i)                                     such Eligible Securities;

(ii)                                  other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the issuer of such Eligible Securities equally or proportionately with such payments to holders of such Eligible Securities;

(iii)                               share capital or other securities of another issuer acquired or owned (directly or indirectly) by the issuer of such Eligible Securities as a result of a spin-off or other similar transaction; or

(iv)                              any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price;

(c)                                  a call by the issuer of any Eligible Securities in respect of such Eligible Securities that are not fully paid;

(d)                                 a repurchase by the issuer of any Eligible Securities or any of its Subsidiaries of such Eligible Securities whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(e)                                  in respect of the issuer of an Eligible Securities, an event that results in any shareholder rights being distributed or becoming separated from such Eligible Securities or other shares of the capital stock of such issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

(f)                                   a Merger Event or Tender Offer relating to the issuer of any Eligible Securities; and/or

(g)                                  any other event that has had a diluting or concentrative effect on the value of any Eligible Securities,

in each case, as reasonably determined by the Lender.

“PRC” means the People’s Republic of China, which for the purposes of the Finance Documents excludes Hong Kong, Macau and Taiwan.

“Purchased Shares” shall have the meaning given to it in the Subscription Agreement.

“Quasi-Security” means, in respect of any person, any arrangement or transaction:

(a)                                 which involves the sale, transfer of disposal of any of such person’s assets on terms whereby they are or may be leased to or re-acquired by such person or any of its Affiliates;

(b)                                 which involves the sale, transfer of disposal of any of such person’s receivables on recourse terms;

(c)                                  under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)                                 involving any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two London business days before the first day of that period (unless market practice differs in the London interbank market for that currency, in which case the Quotation Day for that currency will be determined by the Lender in accordance with market practice in the London interbank market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Register of Charges” means the register of charges of the Borrower maintained in accordance with section 162 of the BVI Act.

“Registrar of Corporate Affairs” means the Registrar of Corporate Affairs of the British Virgin Islands appointed under section 229 of the BVI Act.

“Relevant Jurisdiction” means:

(a)                                 in relation to the Borrower and any other member of the Group (other than the Guarantor), (i) its jurisdiction of incorporation and (ii) any jurisdiction where it conducts its business; and

(b)                                 in relation to the Guarantor, (i) his jurisdiction of domicile and (ii) if different, his jurisdiction of residence; and

(c)                                  in relation to a Finance Document, (i) the jurisdiction of the governing law of such Finance Document, (ii) the jurisdiction whose laws govern the perfection of the Transaction Security created or expressed to be created by such Finance Document and (iii) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated.

“Repeating Representations” means each of the representations set out in Clauses 17.1 (Status) to 17.6 (Governing law and enforcement) (inclusive), 17.10 (No default) to 17.12 (Financial statements) (inclusive), 17.15 (Authorised signatures), 17.16 (Taxes on payments), 17.18 (Immunity) to 17.20 (Employee matters) (inclusive), 17.22 (Collateral), 17.23 (Securities Collateral), 17.26 (Employee Benefit Plan) to 17.33 (Anti-money Laundering) (inclusive).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Scheduled Trading Day” means, in respect of any Eligible Securities, a day on which the relevant Exchange is scheduled to be open for trading for its regular trading sessions.

“Screen Rate” means in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of the Bloomberg screen or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters or Bloomberg. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrower.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Top-Up Event” has the meaning given to it in paragraph (b) of Clause 20.1 (Top-Up Obligations).

“Secured Obligations” means all money, obligations or liabilities due, owing or incurred to the Lender by the Borrower under any Finance Document at present or in the future, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon and all losses incurred by the Lender in connection therewith.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Collateral” means, at any time, the Pledged Eligible Securities and the Pledged Company Shares.

“Securities Collateral Account” means the securities account with account number [***] maintained by the Borrower with the Lender (including any account which may from time to time be subsequently replaced, re-numbered or otherwise substituted) and which is subject to a first ranking Transaction Security in favour of the Lender in form and substance satisfactory to the Lender.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Six Month Average Daily Trading Volume” means, on any date of determination, an amount in US dollars calculated in accordance with the following formula:

A x B

Where:

A = the average of the daily trading volume of the Company Shares on the Exchange on each Trading Day for the six Month period ending on the immediately preceding Scheduled Trading Day (excluding elements of such average daily trading volume that may be attributed to any block trade that occurs on any such Scheduled Trading Day), as determined by the Lender by reference to Bloomberg page “SINA US Equity HP” (or any successor thereto), or if such information is unavailable or is manifestly incorrect, as reasonably determined by the Lender; and

B = the Company Share Closing Price on the relevant Exchange as determined by the Lender by reference to Bloomberg page “SINA US Equity HP” (or any successor thereto) for the immediately preceding Scheduled Trading Day, or if such information is unavailable or is manifestly incorrect, as reasonably determined by the Lender.

“Specified Time” means Quotation Day 11:00 a.m (London time).

“Subsequent Top-Up Event” has the meaning given to it in paragraph (c) of Clause 20.1 (Top-Up Obligations).

“Subscription” means the subscription by the Borrower of 11,000,000 Company Shares under and pursuant to the Subscription Agreement.

“Subscription Agreement” means the subscription agreement dated 1 June 2015 between the Borrower and the Company.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued equity share capital or shares (as applicable) of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax definitions).

“Tender Offer” means, in respect of the issuer of any Eligible Securities, a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain exposure to 15 per cent. or more of such Eligible Securities, as reasonably determined by the Lender, based upon the making of filing with a Governmental Agency or such other information as the Lender deems relevant acting reasonably.

“Top-Up Deadline” means, in respect of a Top-Up Event, the second Business Day immediately following the date the Top-Up Notice relating to such Top-Up Event is delivered to the Borrower.

“Top-Up Event” means a First Top-Up Event, a Second Top-Up Event or a Subsequent Top-Up Event.

“Top-Up Notice” means a notice substantially in the form set out in Schedule 3 (Form of Top-Up Notice).

“Trading Disruption” means, in respect of any Eligible Securities, any suspension of or limitation imposed on trading by the relevant Exchange or other Governmental Agency relating to such Eligible Securities whether by reason of movements in price exceeding limits permitted by the relevant Exchange or other Governmental Agency or otherwise.

“Transaction Security” means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)                                 the Cayman Security Agreement;

(b)                                 the Hong Kong Security Deed;

(c)                                  the document entitled “Memorandum of Charge over Assets” dated 10 August 2015 between the Borrower and Lender; and

(d)                                 any other document entered into by the Borrower creating or expressed to create any Security over all or any part of its assets in respect of its obligations under any of the Finance Documents.

“Transfer Restrictions” means, in respect to any Eligible Securities, any condition to or restriction on the ability of the holder of such Eligible Securities to sell, assign or otherwise transfer, or to grant Security over such Eligible Securities arising under:

(a)                                 any laws applicable to the Borrower or such Eligible Securities; or

(b)                                 any contract or agreement to which the Borrower is a party or that is binding on such Eligible Securities, including:

(i)                                     any requirement that any sale, assignment or transfer or any grant of Security over such Eligible Securities be consented to or approved by any person;

(ii)                                  any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such Eligible Securities;

(iii)                               any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the Company or any registrar or transfer agent for such Eligible Securities, prior to the sale, pledge, assignment or other transfer or grant of Security over such Eligible Securities;

(iv)                              any registration or qualification requirement or prospectus delivery requirement for such Eligible Securities (including any such requirement arising under the Securities Act); and

(v)                                 any legend or other notification appearing on any certificate representing such securities to the effect that any such condition or restriction exists,

except that the required delivery of any assignment, instruction or entitlement order from the Borrower, pledgor, assignor or transferor of such Eligible Securities, together with any evidence of the corporate or other authority of such person, shall not constitute such a condition or restriction.

“UCC” means the United States Uniform Commercial Code (or any similar or equivalent legislation) as in effect in New York.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“US Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code.

“US Tax Obligor” means:

(a)                                 a person which is resident for tax purposes in the US; or

(b)                                 a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means the utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Utilisation Request).

“Valuation Day” means any Scheduled Trading Day for any Eligible Securities during the period from (and including) the Utilisation Date to (but excluding) the Maturity Date.

1.2                               Construction

(a)                                 Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)                              “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(v)                                 “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)                              a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vii)                           a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(viii)                        a provision of law is a reference to that provision as amended or re-enacted; and

(ix)                              a time of day is a reference to Hong Kong time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived in writing and an Event of Default is “continuing” if it has not been waived in writing.

(e)                                  Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Lender’s spot rate of exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3                               Currency Symbols and Definitions

“US$” and “US dollar” denote the lawful currency of the United States of America.

2.                                      THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrower a US dollar denominated term loan facility in an amount equal to the Commitment.

3.                                      PURPOSE

3.1                               Purpose

(a)                                 All amounts borrowed by the Borrower under the Facility shall be applied towards (i) payment of fees, costs and expenses payable by the Borrower pursuant to Clause 16.1(b) (Transaction expenses) and/or (ii) funding the Subscription.

(b)                                 The Borrower agrees to, and irrevocably and unconditionally authorises the Lender to disburse the Loan (after deducting the amount (if any) which the Borrower directs the Lender to apply towards payment of fees, costs and expenses payable by the Borrower pursuant to Clause 16.1(b) (Transaction expenses)) to the Company as part of the purchase price for the subscription of the Purchased Shares in a manner consistent with the Subscription Agreement and the Issuer Acknowledgement Letter.

3.2                               Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

The Borrower may not deliver the Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender. The Lender shall notify the Borrower promptly upon being so satisfied.

4.2                               Further conditions precedent

The Lender will be obliged to comply with 5.4 (Availability of Loan) only if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 no Default is continuing or would result from the proposed Loan and none of the circumstances described in Clause 7.3 (Mandatory prepayment of Loan)) has occurred;

(b)                                 the Repeating Representations to be made by the Borrower and the representations to be made by the Guarantor in the Guarantee which are expressed to be repeated are true in all material respects;

(c)                                  the Borrower has provided evidence that it has paid (or will have paid by the Utilisation Date) to the Company the Borrower Contribution Amount in a manner consistent with the Subscription Agreement;

(d)                                 the Lender is satisfied that upon giving effect to the proposed Utilisation, the Purchased Shares shall immediately be mortgaged and charged in favour of the Lender as Pledged Company Shares;

(e)                                  the Company and the Guarantor confirm that each of their conditions to Closing (as defined in the Subscription Agreement) as set forth in Section 1.3 of the Subscription Agreement have been satisfied or waived (or will be satisfied or waived) in accordance with the terms of the Subscription Agreement other than receipt by the Company of the net proceeds of the Loan (after deducting the amount (if any) which the Borrower directs the Lender to apply towards payment of fees, costs and expenses payable by the Borrower pursuant to Clause 16.1(b) (Transaction expenses)); and

(f)                                   the Borrower has provided to the Lender a certified copy of the Borrower’s updated register of members indicating that 10,000 Class B ordinary shares of the Borrower of US$0.0001 par value each have been issued and allotted to the Guarantor (or evidence that a certified copy of such updated register of members will be provided to the Lender on the Utilisation Date.).

4.3                               Single Loan

There shall not be more than one Loan.

5.                                      UTILISATION

5.1                               Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than 11 a.m. one Business Days prior to the relevant Utilisation Date (or such shorter period as the Lender may agree).

5.2                               Completion of a Utilisation Request

(a)                                 A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period; and

(ii)                                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

(b)                                 Only one Loan may be requested in the Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in the Utilisation Request must be US dollar.

(b)                                 The amount of the proposed Loan must be an amount equal to or less than the Commitment.

5.4                               Availability of Loan

(a)                                 If the conditions set out in Clause 4 (Conditions of Utilisation) and 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) above have been met, the Lender shall make the proposed Loan available on the Utilisation Date through its Facility Office.

(b)                 The amount payable by the Lender to the Borrower (or, as the case may be at the direction of the Borrower in accordance with Clause 3.1(b)) shall be an amount equal to the proposed Loan (after deducting the amount (if any) which the Borrower directs the Lender to apply towards payment of fees, costs and expenses payable by the Borrower pursuant to Clause 16.1(b) (Transaction expenses)).

5.5                               Cancellation of Commitment

The Commitment which, at that time, is unutilised shall be immediately cancelled at 5 p.m. on the last day of the Availability Period.

6.                                           REPAYMENT

6.1                               Repayment of Loan

The Borrower shall repay the Loan in full, including all accrued interest, and all other amounts owing under the Finance Documents, on the Maturity Date.

6.2                               Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.                                           PREPAYMENT AND CANCELLATION

7.1                               Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund the Loan:

(a)                                 the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)                                 upon the Lender notifying the Borrower, the Commitment will be immediately cancelled; and

(c)                                  the Borrower shall repay the Loan on the last day of the Interest Period for the Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.2                               Voluntary prepayment of Loan

The Borrower may, if it gives the Lender not less than 7 days’ (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of the Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum of US$10,000,000 and an integral multiple of US$5,000,000 thereafter).

7.3                               Mandatory prepayment of Loan

If the Lender determines that:

(a)                                 the Six Month Average Daily Trading Volume on any Scheduled Trading Day for the Company Shares is less than US$30,000,000;

(b)                                 a Borrower Change of Control occurs;

(c)                                  each of five or more consecutive Scheduled Trading Days for the Company Shares is a Disrupted Day;

(d)                                      the Company Shares have ceased (or will cease), to be listed, traded or publicly quoted on the relevant Exchange for any reason, or the Company Shares otherwise cease to be readily transferable by normal commercial means;

(e)                                       a Nationalisation occurs in respect of the Company (provided that any such event shall be deemed to occur on the earlier of the ex-date and the announcement date, or such other date as the Lender reasonably determines);

(f)                                        a corporate action, legal proceeding or other procedure or step described in Clause 21.7 (Insolvency proceedings) or creditors’ process described in Clause 21.8 (Creditors’ process) has been taken in relation to the Company, or a circumstance described in Clause 21.6 (Insolvency) applies to the Company;

(g)                                       a criminal proceeding or criminal investigation is instituted or commenced by any Governmental Agency against the Guarantor, the Borrower, the Company or any non-independent director of the Company;

(h)                                      any qualification on the audited annual financial statements of the Company provided that if the Company, at any time, audits any other financial statements or accounts other than its annual financial statement, any qualification on such accounts or financial statements would also be a mandatory prepayment event pursuant to this Clause 7.3(h);

(i)                                          any failure by the Company to file all reports it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or any equivalent provisions under any other relevant jurisdiction; or

(j)                                         any failure by the Company to comply with the information requirements of Rule 144(c)(1)(i) under the Securities Act) or any equivalent laws or regulations under any other relevant jurisdiction, then

(i)                                (without prejudice to the rights of the Lender under paragraphs (B) and (C) below) each Party shall promptly notify the other Party upon becoming aware of the relevant event;

(ii)                             in the event the Commitment has not been utilised, the Lender may, by notice to the Borrower, cancel the Commitment, whereupon the Facility will be cancelled; and

(iii)                          in the event the Commitment has been utilised, the Lender may, by notice to the Borrower, declare the whole Loan, together with all other amounts owing under the Finance Documents (including, without limitation, any accrued interest and the Lender’s Break Costs, if any), to be immediately due and payable, whereupon all such outstanding amounts will become immediately due and payable.

7.4                               Accrued Interest and Make-Whole Amount

(a)                                      Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid.

(b)                                      In addition, on any prepayment of all of any part of the Loan pursuant to Clause 7.2 (Voluntary prepayment of Loan) during the Make-Whole Period, the Borrower shall also pay to the Lender, on the date of any such prepayment, the relevant Make-Whole Amount relating to such Prepayment Event.

7.5                               Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 The Borrower may not reborrow any part of the Facility which is prepaid.

(c)                                  The Borrower shall not repay or prepay all or any part of the Loan or reduce the Commitment except at the times and in the manner expressly provided for in this Agreement.

(d)                                 If the Commitment is reduced in accordance with this Agreement, the amount of such reduction may not be subsequently reinstated.

(e)                                  If all or part of the Loan is repaid or prepaid an amount of the Commitment (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

8.                                      INTEREST

8.1                               Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 LIBOR.

8.2                               Unavailability of a Screen Rate

(a)                                 Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan.

(b)                                 Cost of funds: If paragraph (a) above applies but no Interpolated Screen Rate is available there shall be no LIBOR for the Loan and the rate of interest on the Loan or the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                the Margin; and

(ii)                             the rate notified by the Lender to the Borrower to be that which expresses as a percentage rate per annum the cost to the Lender of funding the Loan from whatever source it may reasonably select.

8.3                               Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Borrower receives notifications from the Lender that the cost to it of funding the Loan from whatever source it may reasonably select would be in excess of LIBOR then there shall be no

LIBOR for that Loan and paragraph (b) of Clause 8.2 (Unavailability of a Screen Rate) shall apply to the Loan for the relevant Interest Period.

8.4                               Alternative basis of interest

(a)                                 If Clause 8.3 (Market disruption) applies and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall determined in accordance with paragraph (b) of Clause 8.2 (Unavailability of a Screen Rate).

8.5                               Payment of interest

The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period.

8.6                               Default interest

(a)                If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, [***] per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.6 (Default interest) shall be immediately payable by the Borrower on demand by the Lender.

(b)                  If any Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the Unpaid Sum during that first Interest Period shall be [***] per cent. higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)                 Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.7                               Notification of rates of interest

The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

9.                                      INTEREST PERIODS

9.1                               Interest Periods

(a)                                 Each Interest Period for the Loan shall be three Months.

(b)                                 An Interest Period for the Loan shall not extend beyond the Maturity Date.

(c)                                  Each Interest Period for the Loan shall start on the Utilisation Date or (if the Loan has already been made) on the last day of the preceding Interest Period of such Loan.

9.2                               Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.                               BREAK COSTS

(a)                                 Subject to paragraph (b) below, the Borrower shall, within three Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 No Break Costs shall be payable in connection with any prepayment under this Agreement where a Make-Whole Amount is payable in respect of such prepayment.

11.                               [INTENTIONALLY LEFT BLANK]

12.                               TAX GROSS-UP AND INDEMNITIES

12.1                        Tax definitions

(a)                                 In this Clause 12:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by the Borrower to the Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2 Tax gross-up

(a)                                 All payments to be made by the Borrower to the Lender under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that the Lender receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                 The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

(c)                                  If the Borrower is required to make a Tax Deduction, that it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                          Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender entitled to the payment evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3 Tax indemnity

(a)                  Without prejudice to Clause 12.2 (Tax gross-up), if the Lender is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by the Lender whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, within three Business Days of demand of the Lender, indemnify the Lender against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)                                     any Tax imposed on and calculated by reference to the net income actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which the Lender is incorporated;

(ii)                                  any Tax imposed on and calculated by reference to the net income of the Facility Office of the Lender actually received or receivable by the Lender (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by the Lender but not actually receivable) by the jurisdiction in which its Facility Office is located;

(iii)                               any loss, liability or cost which is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(iv)                              any such loss, liability or cost relates to a FATCA Deduction required to be made by a Party.

(b)                                 If the Lender intends to make a claim under paragraph (a), it shall notify the Borrower of the event giving rise to the claim.

12.4 Tax credit

If the Borrower makes a Tax Payment and the Lender determines that:

(a)                                 a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                 it has obtained and utilised that Tax Credit,

the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5 Stamp taxes

The Borrower shall:

(a)                                 pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, and

(b)                                 within three Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6 Indirect tax

(a)                                 All amounts set out or expressed in a Finance Document to be payable by any Party to the Lender shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Lender to the Borrower in connection with a Finance Document, the Borrower shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)                                 Where a Finance Document requires the Borrower to reimburse the Lender for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Lender against all Indirect Tax incurred by the Lender in respect of the costs or expenses to the extent the Lender reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7 FATCA Information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party;

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                               supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige the Lender to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8 FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment.

13.                               INCREASED COSTS

13.1 Increased Costs

(a)                                 Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Lender, pay to the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)                                  compliance with any law or regulation made after the date of this Agreement; or

(iii)                               the implementation or application of or compliance with Basel III or CRD IV.

The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                                 In this Agreement:

(i)                                     “Basel III” means:

(A)                               the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)                               the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the

Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(ii)           “CRD IV” means:

(A)                               Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No 648/2012); and

(B)                               Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(iii)          “Increased Costs” means:

(A)                               a reduction in the rate of return from the Facility or on the Lender’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Lender);

(B)                               an additional or increased cost; or

(C)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by the Lender of any of its obligations under any Finance Document.

13.2 Increased cost claims

(a)                            The Lender intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Borrower of the event giving rise to the claim.

(b)                            The Lender shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs.

13.3 Exceptions

(a)         Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)                                  compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (a) of Clause 12.3 (Tax indemnity) applied);

(iii)                               attributable to the wilful breach by the Lender or its Affiliates of any law or regulation; or

(iv)                              attributable to a FATCA Deduction required to be made by a Party.

(b)                                 In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Tax definitions)

14.          MITIGATION BY THE LENDER

14.1 Mitigation

(a)                                 The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), including:

(i)                                providing such information as the Borrower may reasonably request in order to permit the Borrower to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)                             in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2 Limitation of liability

(a)                                 The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)                                 The Lender is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

14.3 Conduct of business by the Lender No

provision of this Agreement will:

(a)                                 interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.          OTHER INDEMNITIES

15.1 Currency indemnity

(a)                                 If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against the Borrower; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Lender to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(c)                                  The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2 Other indemnities

The Borrower shall, within three Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 the information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c)                                  any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency;

(e)                                  funding, or making arrangements to fund, the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or

(f)                                   the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3 Indemnity to the Lender

The Borrower shall promptly indemnify the Lender on a full indemnity basis against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default; and

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.          COSTS AND EXPENSES

16.1 Transaction expenses

(a)                                 Subject to Clause 16.1(b) below, each Party shall be responsible for his or its own costs and expenses (other than legal costs) incurred in connection with the negotiation, preparation, printing and execution of:

(i)                                     this Agreement and any other documents referred to in this Agreement; and

(ii)                                  any other Finance Documents executed after the date of this Agreement.

(b)                                 The Borrower shall be responsible for all legal fees incurred in connection with the negotiation, preparation, printing and execution of:

(i)                                     this Agreement and any other documents referred to in this Agreement; and

(ii)                                  any other Finance Documents executed after the date of this Agreement,

up to an aggregate amount agreed between the Lender and the Borrower prior to the date of this Agreement.

16.2 Amendment costs

Notwithstanding Clause 16.1 (Transaction expenses), if the Borrower requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

16.3 Enforcement costs

The Borrower shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights.

17. REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to the Lender on the date of this Agreement.

17.1        Status

(a)           It:

(i)                                     is a BVI business company with limited liability, duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands; and

(ii)                                  has the power to own its assets and carry on its business as it is being conducted.

(b)           It is not a FATCA FFI or a US Tax Obligor.

17.2 Binding obligations

Subject to the Legal Reservations:

(a)                                 the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)                                 each Finance Document to which it is a party is in the proper form for its enforcement in each of its Relevant Jurisdictions.

17.3 Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is or will be a party and the granting of the Transaction Security do not and will not:

(a)           conflict with:

(i)                                     any law or regulation applicable to it (including any anti-fraud or reporting provisions of the Exchange Act);

(ii)                                  its constitutional documents;

(iii)                               any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument; or

(iv)                              any trading or corporate policy of the issuer of any Eligible Securities or other rules or regulations of such issuer applicable to it (including such issuer’s window period or other equivalent policy);

(b)                                 result in or require the creation or imposition of any Security upon any of its assets (other than the Transaction Security); or

(c)                                  give any other person any right in respect of the Collateral (other than any right granted to the Lender under a Finance Document).

17.4 Power and authority

(a)                                 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of indemnities contemplated under the Finance Documents.

17.5 Validity and admissibility in evidence

(a)           All Authorisations required or desirable:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(ii)                                  to make the Finance Documents to which it is a party admissible in evidence in each of its Relevant Jurisdictions; and

(iii)                               to enable it to create the Transaction Security and to ensure that the Transaction Security has the priority and ranking it is expressed to have have been obtained or effected and are in full force and effect.

(b)                                 All Authorisations necessary for the conduct of its business, trade and ordinary activities and which are material have been obtained or effected and are in full force and effect.

17.6 Governing law and enforcement

(a)           Any:

(i)                                     agreement as to the governing law of any Finance Document;

(ii)                                  irrevocable submission under the Finance Documents to the jurisdiction to which it is stated to be subject; and

(iii)                               agreement not to claim any immunity to which it or its assets may be entitled, will be recognised and enforced in each of its Relevant Jurisdictions.

(b)                                 Subject to the Legal Reservations, any judgment obtained in Hong Kong or Cayman Islands in relation to a Finance Document will be recognised and be enforceable by the courts of each of its Relevant Jurisdictions.

17.7 Insolvency

No

(a)                                 corporate action, legal proceeding or other procedure or step described in Clause 21.7 (Insolvency proceedings); or

(b)                                 creditors’ process described in Clause 21.8 (Creditors’ process),

has been taken, or to its knowledge, threatened in relation to an Obligor and none of the circumstances described in Clause 21.6 (Insolvency) applies to him or it.

17.8 Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.

17.9 No filing or stamp taxes

Subject to any matters mentioned in any legal opinion delivered by the Lender under paragraph 2 of Schedule 1 (Condition Precedent), under the law of each of its Relevant Jurisdiction, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.10 No default

(a)                                 No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)                                 No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

17.11 No misleading information

(a)                                      All information supplied by or on behalf of an Obligor (or any of his or its respective advisers or representatives) to the Lender (or any advisers or representatives thereof) for the purpose of the Finance Documents was true, complete and accurate in all material respects as at the date it was given and was not misleading in any respect.

(b)                                      Each expression or opinion, expectation, intention or policy provided by an Obligor is made after careful consideration and enquiry and is believed by the relevant Obligor to be fair and reasonable as at the date at which it is stated to be given and can be properly supported.

(c)                                       As at the date the relevant information is given, nothing has occurred or been omitted from the information referred to in paragraphs (a) and (b) above and no information has been given or withheld that results in such information being untrue or misleading in any material respect.

17.12 Financial statements

(a)                                      Its financial statements most recently supplied to the Lender were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)                                      Its financial statements most recently supplied to the Lender give a true and fair view and fairly represent its financial condition and operations during the relevant financial period save to the extent expressly disclosed in such financial statements.

(c)                                       There has been no material adverse change in its business or financial condition since the date of the most recent financial statements delivered to the Lender under Clause 18 (Information undertakings).

17.13 Pari passu ranking

(a)                                      Each Transaction Security Document creates (or, once entered into, will create) in favour of the Lender the Security which it is expressed to create with the ranking and priority it is expressed to have.

(b)                                      Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

17.14 No proceedings pending or threatened

(a)                                      No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it.

(b)                                      No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any Governmental Agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it.

17.15 Authorised signatures

Any person specified as its authorised signatory under Schedule 1 (Conditions Precedent) (as amended by any notice under paragraph (e) of Clause 18.3) or paragraph (e) of Clause 18.3

(Information: miscellaneous) is authorised to sign the Utilisation Request and other notices on its behalf.

17.16 Taxes on payments

(a)                                 It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties.

(b)                                 It is not overdue in the filing of any Tax returns.

(c)                                  No claims or investigations by any Tax authority are being or are reasonably likely to be made or conducted against it which are reasonably likely to result in a liability of or claim against it is to pay any material amount of or in respect of Tax.

17.17 Financial Indebtedness and Security

(a)                                 It has no Financial Indebtedness outstanding which is prohibited by the terms of this Agreement.

(b)                                 No Security exists over the whole or any part of its assets which is prohibited under this Agreement.

17.18 Immunity

(a)                                 The execution by it of each Finance Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each such Finance Document constitutes, private and commercial acts performed for private and commercial purposes.

(b)                                 It is not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in each of its Relevant Jurisdictions in relation to any Finance Document to which it is a party.

17.19 No breach of laws

(a)                                 It has not breached any law or regulation which breach has or could reasonably be expected to have a Material Adverse Effect.

(b)                                 It has not breached any laws or regulations with respect to market abuse, insider dealing, market manipulation and/or disclosure of interests in or relating to any Eligible Securities.

17.20 Employee matters

It does not have, and has not had, any employee.

17.21 Borrower

(a)                                 As at the date of this Agreement, 100 per cent. of its issued shares is beneficially owned by the Guarantor, free and clear of any Security and any other third party interests, and the Guarantor possesses the sole power to direct and cause the direction of its management and policies.

(b)                                 It does not have any Subsidiary.

(c)                                  It has not traded or incurred any liabilities or commitments (actual or contingent, present or future) other than liabilities:

(i)            that arise in the ordinary course of acting as a holding company;

(ii)           in connection with the Finance Documents to which it is a party; and

(iii)          which have been discharged.

(d)                            Its only assets are cash, Eligible Securities, the Cash Collateral Account, the Securities Collateral Account, its rights under the Finance Documents and any other rights permitted under Clause 19.16 (Holding Company).

(e)                             It is not registered as a non-Hong Kong company under Part 16 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong).

17.22 Collateral

(a)                            It is the sole legal and beneficial owner of the Collateral (subject to the Transaction Security).

(b)                            It has not created or allowed to exist any Security over any of the Collateral (other than arising under the Transaction Security).

17.23 Securities Collateral

(a)                            The Securities Collateral are validly issued, fully paid and not subject to any option to purchase or similar rights.

(b)                            The Securities Collateral are not subject to any shareholders’ agreement or any voting or other contractual restrictions (other than, in the case of the Pledged Company Shares, as set out in the Subscription Agreement).

(c)                             The Securities Collateral are not subject to any Transfer Restriction whether in the hands of the Borrower or the Lender exercising its rights with respect thereto under the Finance Documents (other than, in the case of the Pledged Company Shares, the Existing Transfer Restrictions).

(d)                            The Securities Collateral (other than the Company Shares) are in book-entry format held through a Clearance System.

17.24 Subscription Agreement

(a)                            The Subscription Agreement is in full force and effect and is the legally binding, valid and enforceable obligation of each party thereto.

(b)                            The Subscription Agreement contains all the terms of the subject matter to which it relates, and there are no other dealings between the parties thereto that affect the Subscription Agreement.

(c)                             There has been no amendment, variation, novation, supplement, superseding, waiver or termination of any term of the Subscription Agreement since the date the Subscription Agreement was first entered into.

(d)                            The entry into and performance by the Guarantor, the Borrower and the Company of, and the transactions contemplated by, the Subscription Agreement do not and will not conflict with:

(i)                    any law or regulation applicable to the Guarantor, the Borrower or the Company;

(ii)                                  the constitutional documents of the Borrower and the Company;

(iii)                               any agreement or instrument binding upon the Guarantor, the Borrower or the Company or any of their respective assets or constitute a default or termination event (however described) under any such agreement or instrument; or

(iv)                              the applicable listing and corporate governance rules and regulations of the Exchange for the Company Shares.

(e)                             All Authorisations required or desirable to enable each of the Guarantor, the Borrower and the Company to lawfully to enter into, and to exercise its rights and comply with its obligations in the Subscription Agreement have been obtained or effected and are in full force and effect or will be obtained or effected and be in full force and effect on or prior to the Utilisation Date.

(f)                              The entry into and performance by the Borrower and the Guarantor of, and the transactions contemplated by, the Finance Documents to which he or it is or will be a party and the granting of the Transaction Security do not and will not conflict with the Subscription Agreement.

17.25 Material Non-public Information

(a)                            Entry into this Agreement and the transactions contemplated thereby will not result in any breach by the Guarantor or the Borrower of any United States Federal and state securities law (or other applicable securities law of any other relevant jurisdiction) relating to material Non-public Information with respect to the Company or any Company Shares.

(b)                            No information provided by or on behalf of the Borrower or the Guarantor to the Lender in connection with this Agreement constitutes material Non-public Information with respect to the Company or any Company Shares.

(c)                             Neither the Borrower nor the Guarantor is entering into this Agreement and the transactions contemplated thereby on the basis of any material Non-public Information with respect to the Company or any Company Shares.

17.26 Employee Benefit Plan

Neither it nor any of its ERISA Affiliate or any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Employee Benefit Plan subject to Title IV of ERISA or any multiemployer plan, as defined in Section 3(37) of ERISA.

17.27 Reporting Obligations

It has complied, and will comply, with its reporting obligations with respect to the Securities Collateral and the Finance Documents under Section 13 of the Exchange Act and the applicable securities laws of any other relevant jurisdiction, including any required filings with the SEC.

17.28 Bona fide loan

The Loan contemplated hereunder is entered into by it in good faith and at arm’s length and is a bona fide loan. The Loan is not entered into with an expectation that it would default in its obligations thereunder. The Transaction Security is a bona fide security to secure the Secured

Obligations, which obligations provide for full recourse to the Borrower, and is not entered into by the Borrower with the intent of facilitating a disposition of the Securities Collateral.

17.29 U.S. Investment Company Act

It is not, and after giving effect to the transactions contemplated by the Finance Documents, will not be, required to register as an “investment company” under the Investment Company Act.

17.30 No Violation of Regulations of Board of Governors of Federal Reserve System

(a)                                 Assuming that the Lender has complied with any applicable requirements to register with the Board, it has not taken any action reasonably likely to cause the transactions contemplated by the Finance Documents to violate or result in a violation of Regulations T, U or X of the Board.

(b)                                 It is not a United States person or a foreign person controlled by a United States person, each within the meaning of Regulation X of the Board.

17.31 Governmental regulations

It is not subject to regulation (a) as a “public utility” under the United States Federal Power Act or (b) under any other United States or state statute or regulation prohibiting its ability to incur indebtedness incurred hereunder.

17.32 Anti-Corruption Law

(a)                                 Each member of the Group and each of his or its respective officers, directors, employees and agents is in compliance with applicable Anti-Corruption Laws.

(b)                                 The Group has instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

17.33 Anti-money Laundering

(a)                                 The operations of each member of the Group are, and have been, conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in each of his or its respective Relevant Jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”).

(b)                                 No action, suit or proceeding by or before any court or Governmental Agency or any arbitrator involving any member of the Group with respect to Money Laundering Laws is pending and, to the best of its knowledge and belief having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

17.34 Repetition

(a)                                 The Repeating Representations are deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

(b)                                 The representations and warranties set out in Clause 17.25 (Material Non-public Information) are deemed to be made on the date the Borrower transfers any Eligible Securities to the Securities Collateral Account in accordance with paragraph (a) of

Clause 20.1 (Top-Up Obligations) except that references to “the Company” shall be deemed replaced by “the issuer of any Eligible Securities (other than the Company)” and references to “the Company Shares” shall be deemed replaced by “Eligible Securities (other than the Company Shares)”.

18.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Commitment is in force.

18.1 Financial statements

(a)                                 The Borrower shall supply to the Lender as soon as the same become available, but in any event within 60 days after the end of each of its financial years its unaudited financial statements for that financial year.

(b)                                 The financial year for the Borrower shall end on 31 December of each year.

18.2 Requirements as to financial statements

(a)                                 Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)                                 The Borrower shall procure that the second and any subsequent set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the first financial statement delivered in accordance with Clause 18.1 (Financial statements) after the date of this Agreement.

18.3 Information: miscellaneous

The Borrower shall supply to the Lender:

(a)                                 all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(b)                                 promptly, any announcement, notice or other document relating specifically to the Borrower posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Borrower are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Borrower;

(c)                                  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which might, if adversely determined, have a Material Adverse Effect;

(d)                                 promptly, such further information regarding its financial condition, business and operations as the Lender may reasonably request; and

(e)                                  promptly, notice of any change in authorised signatories of the Borrower signed by a director or company secretary of the Borrower accompanied by specimen signatures of any new authorised signatories.

18.4 Notification of default

(a)                            The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                            Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by a director on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.5 Non-Public Information

The Borrower shall not provide (and shall procure that the Guarantor shall not provide) the Lender with any Non-public Information with respect to the issuer of any Eligible Securities or any Eligible Securities. Concurrently with the delivery of any document or notice required to be delivered pursuant to the Finance Documents by or on behalf of the Borrower or communication by or on behalf of the Borrower in connection with the Finance Documents (each, a “Communication”), the Borrower shall be deemed to have represented that such Communication does not contain any such Non-public Information.

In the event of any inconsistency between this Clause 18.5 (Non-Public Information) and any other Clause of this Agreement, this Clause 18.5 (Non-Public Information) shall prevail.

18.6 “Know your customer” checks

It shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (including on behalf of any prospective new Lender) in order for the Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

19.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Commitment is in force.

19.1 Authorisations

The Borrower shall promptly:

(a)                            obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                            supply certified copies to the Lender of,

any Authorisation required to:

(i)                                     enable it to perform its obligations under the Finance Documents;

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)                               carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

19.2 Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

19.3 Pari passu ranking

The Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

19.4 Negative pledge

The Borrower shall not create or agree to create or permit to subsist any Security or Quasi-Security on or over the whole or any part of the Collateral other than the Transaction Security.

19.5 Merger

The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

19.6 Change of business

The Borrower shall procure that no change is made to the general nature of its business as an investment holding company to acquire and hold investments and activities incidental thereto.

19.7 Maintenance of books and records

The Borrower shall maintain books and records (with respect to itself and its business) in good order.

19.8 Preservation of existence and assets

The Borrower shall:

(a)                                 maintain and preserve its corporate existence and not change its jurisdiction of incorporation; and

(b)                                 ensure that it has the power to own and does own its assets and carry on its business from time to time being conducted.

19.9 Disposals

The Borrower shall not (whether by a single transaction or a number of related or unrelated transactions and whether at the same time, and whether voluntary or involuntary or over a period of time) sell, transfer, lease out, lend or otherwise dispose of the whole or any part of its legal or beneficial interest in the Collateral (including for the avoidance of doubt to any of its Affiliates).

19.10 Acquisitions

(a)                                 The Borrower shall not create or establish any Subsidiary.

(b)                                 Except as provided in paragraph (c) below, the Borrower shall not acquire any business, shares or other ownership interests in any other person.

(c)                                  Paragraph (b) above does not apply to any acquisition of Eligible Securities that are credited to the Securities Collateral Account and subject to the Transaction Security.

19.11 Loans and guarantees

The Borrower shall not:

(a)                                 make any loan or provide any form of credit or financial accommodation to, or be a creditor of any Financial Indebtedness owing by, any other person; or

(b)                                 give or issue, allow to be subsisting, any guarantee, indemnity or bond to or for the benefit of any person or voluntarily assume any liability (whether actual or contingent) of any other person.

19.12 Financial Indebtedness

The Borrower shall not incur any Financial Indebtedness except any Financial Indebtedness incurred pursuant to any Finance Document or any shareholder loan in respect of the Borrower Contribution Amount only provided that such shareholder loan is subordinated to all amounts outstanding under the Finance Documents from time to time on terms reasonably satisfactory to the Lender.

19.13 Arm’s length basis

The Borrower shall not enter into any transaction with any person except on terms no worse than arm’s length terms and for fair market value.

19.14 Use of Proceeds

The Borrower shall ensure that the Utilisation of the Facility will comply with the purposes set out in 3.1 (Purpose).

19.15 No change in issued shares in the Borrower

(a)                                 The Borrower shall not issue any shares to any person other than in accordance with paragraph (b) below.

(b)                                 The Borrower may issue shares (the “Non-Voting Shares”) provided that:

(i)                                     its Memorandum and Articles of Association provide that such Non-Voting Shares shall form a different class from the shares registered in the name of the Guarantor on the date of this Agreement (the “Original Shares”) and such Non-Voting Shares shall not carry any voting rights; and

(ii)                                  each such Non-Voting Share shall carry the same rights and entitlements (other than voting rights) as each Original Share and shall otherwise rank pari passu with each Original Share.

(c)                                  The Borrower shall promptly, but in any event within 5 Business Days following the issue of shares as permitted by paragraph (b) above, notify the Lender of the details of such issuance of shares and supply, or procure the supply of, a certified copy of the updated register of members of the Borrower showing the relevant person(s) as registered holder of the relevant shares and such documentation and other evidence relating to any holder of such shares as is reasonably requested by the Lender (including on behalf of any prospective new Lender) in order for the Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(d)                                 The Borrower shall not declare or pay any dividend on its shares without the prior written consent of the Lender.

19.16 Holding Company

The Borrower shall not trade, carry on any business, own any assets or incur any indebtedness, liabilities or commitments (whether actual or contingent) except for:

(a)                            ownership of Eligible Securities;

(b)                            ownership of cash and investments permitted under the Finance Documents;

(c)                             ownership of rights in respect of any loan permitted under this Agreement;

(d)                            the incurrence of liabilities that arise in the ordinary course of acting as a holder of investments; and

(e)                             the ownership of its rights under and the incurrence of liabilities under the Finance Documents to which it is a party.

19.17 Eligible Securities

(a)                            The Borrower shall comply with all applicable reporting and disclosure requirements in connection with dealings or interests in any Eligible Securities and the Finance Documents under all applicable laws and regulations (including the reporting requirements under Section 13 of the Exchange Act).

(b)                            The Borrower agrees to provide the Lender with any draft filing with the U.S. Securities and Exchange Commission to be made under any applicable securities laws and regulations (including under Section 13 of the Exchange Act) at least two Business Days prior to the proposed date of filing and make any reasonable changes to the description of the Finance Documents as requested by the Lender.

(c)                             The Borrower will not take any action which would have the effect of placing Transfer Restrictions (other than, in the case of Pledged Company Shares, the Existing Transfer Restrictions) on any Eligible Securities.

19.18 Registration

The Borrower shall, within 5 Business Days after execution of each Transaction Security Document:

(a)                            create and maintain a Register of Charges (to the extent this has not already been done) in accordance with section 162 of the BVI Act;

(b)                            enter particulars as required by the BVI Act of the security interests created pursuant to such Transaction Security Document in the Register of Charges and immediately after entry of such particulars has been made, provide the Lender with a certified true copy of the updated Register of Charges; and

(c)                             effect registration, or assist the Lender in effecting registration, of the Transaction Security Document with the Registrar of Corporate Affairs pursuant to section 163 of the BVI Act by making the required filing, or assisting the Lender in making the required filing, in the approved form with the Registrar of Corporate Affairs and (if applicable) provide confirmation in writing to the Lender that such filing has been made.

19.19 Conditions subsequent

The Borrower shall :

(a)                                 procure that the following notation be entered on the register of members of the Company immediately upon issuance of the Purchased Shares to the Borrower pursuant to the Subscription Agreement:

“11,000,000 shares issued as fully paid up and registered in the name of NEW WAVE MMXV LIMITED are mortgaged and charged in favour of CREDIT SUISSE AG HONG KONG BRANCH pursuant to a share mortgage dated [Date], as amended from time to time.”;

(b)                                 by 10.00 am Eastern Standard Time on the date after the date of the issuance of the Purchased Shares, provide the Lender with an email containing a PDF copy of a book entry statement relating to the Purchased Shares from the register of members of the Company provided by the Company’s transfer agent with the annotation referred to in paragraph (a) above (with the original to follow in the mail promptly thereafter);

(c)                                  promptly, but in any event within 30 days after the date of this Agreement (or such longer period as is agreed by the Lender), provide the Lender with five executed, medallion signature guaranteed but undated transfer of ownership forms in the form set out in Schedule 1 of the Cayman Security Agreement; and

(d)                                 to the extent permitted under applicable law, use commercially reasonable efforts to cause the Company and the Company’s transfer agent to de-legend the Pledged Company Shares and deliver such shares to such accounts or sub-accounts (for further credit to the Securities Collateral Account) as may be specified by the Lender, free of restrictive legends, registered in the name of The Depository Trust Company’s nominee, maintained in the form of book entries on the books of The Depository Trust Company and allowed to be settled through The Depository Trust Company’s regular book-entry settlement services as soon as reasonably practicable on or following the date (which must be a date falling six months immediately following the date of the issuance of the Pledged Company Shares) the Lender determines (acting on the advice of its counsel) that, if an Enforcement Event (as defined in the Cayman Security Agreement) were to occur on that date, the Pledged Company Shares would be capable of being sold by it or its affiliates in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act.

19.20 Further assurance

(a)                  The Borrower shall (and shall procure that the Guarantor will), in each case at the expense of the Borrower, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Lender may specify (and in such form as the Lender may require in favour of the Lender or its nominee(s)) provided that prior to an Event of Default such requests will be reasonable:

(i)                                     to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Lender provided by or pursuant to the Finance Documents or by law;

(ii)                                  to confer on the Lender over any property and assets of the Borrower located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)                               to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security; and/or

(iv)                              to protect or maintain any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

(b)               The Borrower shall (and shall procure that the Guarantor shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Lender by or pursuant to the Finance Documents.

19.21 No Impairment of Security

The Borrower shall not:

(a)                            take, or knowingly or negligently omit to take, any action which act or omission might reasonably be expected to, or would have the result of, materially impairing the security interest with respect to any Transaction Security; or

(b)                            grant to any person other than the Lender any interest whatsoever in the Transaction Security.

19.22 FATCA

The Borrower shall not become a FATCA FFI or a US Tax Obligor.

19.23 Access

If an Event of Default is continuing or the Lender reasonably suspects an Event of Default is continuing or may occur, the Borrower shall permit the Lender and/or accountants or other professional advisers and contractors of the Lender free access at all reasonable times and on reasonable notice at the risk and cost of the Borrower to the premises, assets, books, accounts and records of the Borrower and meet and discuss matters with the senior management of the Borrower.

19.24 Subscription Agreement

Except with the prior written consent of the Lender, the Borrower shall ensure that it does not:

(a)                            amend, supplement, vary or waive (or agree to amend, supplement, vary or waive) any provision of the Subscription Agreement;

(b)                            exercise any right to rescind, cancel or terminate the Subscription Agreement;

(c)                             release any counterparty from any obligations under the Subscription Agreement;

(d)                            waive any breach or consent to any act or omission which would otherwise constitute such a breach by any counterparty to the Subscription Agreement; or

(e)                             novate, transfer or assign any of its rights (or permit any counterparty to novate, transfer or assign any of its rights) under the Subscription Agreement.

19.25 Environmental and Social Matters

(a)                                   The Borrower must ensure that each member of the Group is and continues to be in compliance with all Environmental or Social Laws and Environmental or Social

Approvals applicable to it, where failure to do so (i) has or is reasonably likely to have a Material Adverse Effect; or (ii) would or is reasonably likely to result in any impact on the reputation of the Lender arising out of or in connection with any negative publicity or anticipated negative publicity (as determined by the Lender in its sole discretion) regarding the Lender or any liability for the Lender.

(b)                                 The Borrower must, promptly upon becoming aware, notify the Lender of:

(i)                                     any Environmental or Social Claim current, or to its knowledge, pending or threatened; or

(ii)                                  any circumstances reasonably likely to result in an Environmental or Social Claim,

which (x) has or, if substantiated, is reasonably likely to have a Material Adverse Effect; or (y) would or, if substantiated, is reasonably likely to result in any impact on the reputation of the Lender arising out of or in connection with any negative publicity or anticipated negative publicity (as determined by the Lender in its sole discretion) regarding the Lender or any liability for the Lender.

(c)                                  For the purposes of this Clause:

(i)                                     “Environmental or Social Approval” means any Authorisation required by an Environmental and Social Law.

(ii)                                  “Environmental or Social Law” means any applicable law or regulation concerning:

(A)                               occupational health and safety;

(B)                               community welfare, and/or land or property rights;

(C)                               the pollution or protection of the environment; or

(D)                               any emission or substance which is capable of causing harm to any living organism or the environment.

(iii)                            “Environmental or Social Claim” means any claim by any person in connection with:

(A)                               a breach, or alleged breach, of an Environmental or Social Law; or

(B)                               any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment.

19.26 Anti-Corruption Law

(a)                            The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach any applicable Anti-Corruption Laws.

(b)                            The Borrower shall (and the Borrower shall ensure that each other member of the Group will):

(i)                   comply with, and ensure that each of his or its officers, directors, employees and agents will comply with, all applicable Anti-Corruption Laws; and

(ii)                         maintain policies and procedures designed to promote and achieve compliance with all applicable Anti-Corruption Laws.

19.27 Sanctions

(a)                            The Borrower shall (and the Borrower shall ensure that no other member of the Group will) use any of the funds advanced under this Agreement directly or indirectly for business activities relating to (a) Cuba, Sudan, Iran, Myanmar (Burma), Syria, North Korea or Crimea; or (b) any other countries that are subject to economic and/or trade sanctions as notified in writing by the Lender to the Borrower from time to time.

(b)                            The Borrower undertakes not to (and the Borrower shall ensure that no other member of the Group will) use any of the funds advanced under this agreement directly or indirectly for business activities that are subject to sanctions, restrictions or embargoes imposed by the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of Public International Law, the United States Treasury Department’s Office of Foreign Assets Control, HM Treasury of the United Kingdom, the Hong Kong Monetary Authority, the Monetary Authority of Singapore and/or any other body notified in writing by the Lender to the Borrower from time to time. This includes, in particular (but without limitation) business activities involving persons or entities subject to any such sanctions or named on any sanctions lists issued by any of the aforementioned bodies and entities owned or controlled by such listed persons or entities.

20. COLLATERAL

20.1 Top-Up Obligations

(a)                     If, on any Valuation Day, the Lender determines that the Company Share Closing Price falls below US$[***] (a “First Top-Up Event”), provided that the Lender has not previously delivered to the Borrower any Top-Up Notice:

(i)                                     the Lender may deliver to the Borrower a Top-Up Notice;

(ii)                                  if the Borrower intends to transfer Eligible Securities (which, for the avoidance of doubt, shall not include Company Shares) as Securities Collateral in accordance with paragraph (iii)(B) below, the Borrower must notify the Lender of the classes or types of Eligible Securities that the Borrower intends to transfer, and request the Lender to provide it with the relevant Eligible Securities Lending Ratio and the Eligible Securities Price for each such class or type Eligible Securities; and

(iii)                               the Borrower must, by not later than the relevant Top-Up Deadline:

(A)                               pay to the Cash Collateral Account in cleared funds a sufficient amount of US dollars as Cash Collateral; and/or

(B)                               (if the Lender has provided the Borrower with the relevant Eligible Securities Lending Ratio and the Eligible Securities Price for any class or type of Eligible Securities) transfer to the Securities Collateral Account a sufficient number of Eligible Securities of such class or type (other than Company Shares) as Pledged Eligible Securities, to ensure that the LTV Ratio, after being recalculated by taking in account the additional payment and/or transfer, is equal to or lower than the Initial LTV Ratio.

For the avoidance of doubt, any failure or delay by the Lender to provide the Borrower with the relevant Eligible Securities Lending Ratio and the Eligible Securities Price for any class or type of Eligible Securities shall not affect or vary the Borrower’s obligation to comply with paragraph (iii) above by the relevant Top-Up Deadline.

(b)                   If, on any Valuation Day following the delivery of a Top-Up Notice as a result of a First Top-Up Event, the Lender determines that the Company Share Closing Price falls below US$[***] (a “Second Top-Up Event”), provided that the Lender has not previously delivered to the Borrower any Top-Up Notice in accordance with this paragraph (b):

(i)                                the Lender may deliver to the Borrower a Top-Up Notice; and

(ii)                             the Borrower must, by not later than the relevant Top-Up Deadline, pay to the Cash Collateral Account in cleared funds a sufficient amount of US dollars to ensure that the LTV Ratio, after being recalculated by taking in account the additional payment, is equal to or lower than the Initial LTV Ratio.

(c)                                  If, on any Valuation Day following the delivery of a Top-Up Notice as a result of a Second Top-Up Event, the Lender determines that the LTV Ratio exceeds [***] per cent. (a “Subsequent Top-Up Event”):

(i)                                the Lender may deliver to the Borrower a Top-Up Notice; and

(ii)                             the Borrower must, by not later than the relevant Top-Up Deadline, pay to the Cash Collateral Account in cleared funds a sufficient amount of US dollar to ensure that the LTV Ratio, after being recalculated by taking in account the additional payment, is equal to or lower than the Initial LTV Ratio.

(d)                 If any mandatory prepayment event specified in paragraph (c) to (f) or (h) to (j) in Clause 7.3 (Mandatory prepayment of Loan) occurs with respect to any issuer of Eligible Securities (other than the Company) or any Eligible Securities other than the Company Shares (in each case, the Eligible Securities related thereto being the “Affected Eligible Securities”), the Eligible Securities Lending Ratio in respect of the Affected Eligible Securities shall become zero and the Borrower must, within two Business Days immediately following the occurrence of the relevant event:

(i)                                pay to the Cash Collateral Account in cleared funds a sufficient amount of US dollars as Cash Collateral; and/or

(ii)                             (if the Lender has provided the Borrower with the relevant Eligible Securities Lending Ratio and the Eligible Securities Price for any class or type of Eligible Securities other than the Affected Eligible Securities) transfer to the Securities Collateral Account a sufficient number of Eligible Securities of such class or type (other than any Affected Eligible Securities or Company Shares) as Pledged Eligible Securities,

to ensure that the LTV Ratio, after being recalculated by taking into account the additional payment and/or transfer, is equal to or lower than the LTV Ratio immediately prior to the occurrence of such event.

(e)                      If paragraph (d) above applies and the Borrower complies with its provisions, the Lender must, at the request and cost of the Borrower, take whatever action is reasonably necessary to release the Affected Eligible Securities from the Transaction Security. Notwithstanding any other terms of the Finance Documents, upon release of the Affected Eligible Securities from the Transaction Security pursuant to this clause 20.1(e), the Borrower shall be permitted to dispose of such Affected Eligible Securities and/or continue to own such Affected Eligible Securities.

20.2 Collateral Accounts

(a)                                 The Borrower must maintain the Cash Collateral Account and the Securities Collateral Account with the Lender.

(b)                                 Except as expressly allowed under the Finance Documents, the Borrower must not withdraw or transfer (and must not instruct the Lender to withdraw or transfer):

(i)                                     any Pledged Eligible Securities from the Securities Collateral Account; or

(ii)                                  any cash from the Cash Collateral Account.

20.3 Dividends

The Borrower must ensure that all Dividends paid or made in respect of any Securities Collateral:

(a)                                 in cash are paid into the Cash Collateral Account; and

(b)                                 in any other form are transferred into the Securities Collateral Account,

in each case on the applicable date on which any Dividends are paid or distributed to a holder of record with respect to such securities and shall be subject to the Transaction Security.

21.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-Clauses of this Clause 20 (other than Clause 21.17 (Acceleration) and 21.18 (Bulk Sale and Private Sale)) is an Event of Default.

21.1 Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless such nonpayment is caused by technical or administrative error and is remedied within two Business Days.

21.2 Security Support

The Borrower does not comply with Clause 19.19 (Conditions subsequent) or Clause 20.1 (Top-Up Obligations).

21.3 Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Security Support)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (A) the

Lender giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

21.4 Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.5 Cross default

(a)                                 Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)                                 Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 21.5 (Cross default) in relation to the Guarantor if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness of the Guarantor falling within paragraphs (a) to (d) above is less than US$500,000 or its equivalent in any other currency or currencies.

21.6 Insolvency

(a)                                 An Obligor is or is presumed or deemed to be unable or admits inability to pay his or its debts as they fall due, suspends making payments on any of his or its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of his or its creditors with a view to rescheduling any of his or its indebtedness.

(b)                                 The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                  A moratorium is declared in respect of any indebtedness of any Obligor.

21.7 Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(b)                                 a composition or arrangement with any creditor of any Obligor, or an assignment for the benefit of creditors generally of any Obligor or a class of such creditors;

(c)                                  the appointment of a trustee in bankruptcy, liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or any of his or its assets; or

(d)                                 enforcement of any Security over any assets of any Obligor, or any analogous procedure or step is taken in any jurisdiction.

Paragraph (a) shall not apply to any bankruptcy or winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within seven days of commencement.

21.8 Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor and is not discharged within five days.

21.9 Guarantor

The Guarantor dies or ceases to be of sound mind.

21.10 Unlawfulness

(a)                            It is or becomes unlawful for an Obligor to perform any of his or its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)                            Any obligation or obligations of an Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

(c)                             A Finance Document does not create a Security it purports to create.

21.11 Expropriation

The authority or ability of any Obligor to conduct his or its business is limited or wholly or substantially curtailed by an seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any Governmental Agency or other person in relation to any Obligor or any of his or its assets.

21.12 Repudiation and rescission

An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

21.13 Litigation

(a)                            Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any Governmental Agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against the Borrower or its assets.

(b)                            Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any Governmental Agency is made against the Guarantor or its assets which could reasonably be expected to have an effect falling within paragraph (b) or (c) of the definition of “Material Adverse Effect”.

21.14 Cessation of business

The Borrower suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

21.15 Debt Purchase Transaction

Any member of the Group enters into any Debt Purchase Transaction.

21.16 Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

21.17 Acceleration

(a)                                 Subject to paragraph (b) below, on and at any time after the occurrence of an Event of Default which is continuing the Lender may, by notice to the Borrower:

(i)                                     cancel the Commitment (and reduce them to zero), whereupon it shall immediately be cancelled (and reduced to zero); and/or

(ii)                                  declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)                               declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Lender and/or

(iv)                              enforce any Transaction Security and take any action stipulated in the Transaction Security Documents as arising upon an Event of Default.

(b)                       Immediately upon the occurrence of an Event of Default specified in Clause 21.7 (Insolvency proceedings) arising as a result of any corporate action, legal proceeding or other procedure or step taken under the US Bankruptcy Code:

(i)                                     the Commitment shall automatically be cancelled (and reduced to zero);

(ii)                                  the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall automatically become immediately due and payable; and

(iii)                               the Transaction Security shall immediately become enforceable, in each case, without further act of the Lender or any other person.

21.18 Bulk Sale and Private Sale

(a)                   The Borrower acknowledges and agrees that upon the occurrence of an Event of Default and the exercise of rights arising pursuant to the Transaction Security Documents:

(i)                                     a bulk sale of the Pledged Company Shares may occur which may result in a substantially discounted realisation value with respect to the Pledged Company Shares compared to the then current market price; and

(ii)                                  a private sale of the Pledged Company Shares may occur which may result in less proceeds than a public sale.

(b)                                 The Borrower further acknowledges and agrees that:

(i)                                     any such bulk sale or private sale shall be a commercially reasonable disposition under the UCC notwithstanding any loss to it from a lower sale price; and

(ii)                                  the Lender shall not have any liability or responsibility for any such loss.

(c)                                  For the avoidance of doubt, the Parties hereby agree that if the Lender declares the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable in accordance with Clause 21.17 (Acceleration), all the Collateral shall be aggregated together for purposes of enforcement of the Transaction Security to satisfy any amounts owed by the Borrower under any Finance Document.

22.                               CHANGES TO THE PARTIES

22.1 Assignments and transfers by the Borrower

The Borrower may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of the Lender.

22.2 Assignments and transfers by the Lender

(a)                            Subject to Clause 22.2(c) below, the Lender may with the consent of the Borrower (such consent not to be unreasonably withheld) at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement or any other Finance Document to any of its Affiliates or to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets. The Borrower will be deemed to have given its consent ten Business Days after a Lender has requested it unless consent is expressly refused by the Borrower within that time.

(b)                            A transfer of obligations will be effective only if the transferee (the “New Lender”) confirms to the Borrower in form and substance satisfactory to the Borrower that it is bound by the terms of this Agreement as the Lender. On the transfer becoming effective in this manner the Lender will be released from its obligations under this Agreement or any other Finance Document to the extent that they are transferred to the New Lender.

(c)                             The Borrower’s consent will not be required by Clause 22.2(a) above if the transfer or assignment is:

(i)                                     to another Lender or an Affiliate of a Lender; or

(ii)                                  made after the occurrence of an Event of Default.

22.3 Security over Lender’s rights

In addition to the other rights provided to the Lender under this Clause 22, the Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of the Lender including, without limitation, any charge, assignment or other Security to secure obligations to a federal reserve or central bank, except that no such charge, assignment or Security shall:

(a)                                 release the Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(b)                                 require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Lender under the Finance Documents.

22.4 Sub-participations

The Lender may, without the consent of any person, enter into a Participation Agreement with any person.

23.                               DISCLOSURE OF INFORMATION

23.1 Disclosure of information

(a)                   The Lender must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, the Lender is entitled to disclose information:

(i)                                     which is publicly available, other than as a result of a breach by the Lender of this Clause;

(ii)                                  if required to do so in connection with any legal, arbitration or regulatory proceedings or procedure;

(iii)                               if required to do so under any law or regulation (including any regulation applicable to banks in Hong Kong in relation to the prevention of money laundering and/or countering the financing of terrorism);

(iv)                              to a governmental, banking, taxation or other regulatory authority;

(v)                                 to its professional advisers and any other person providing services to it (including, without limitation, any provider of administrative, agency or settlement services, external auditors, stock exchanges, clearing houses and other financial market utilities) provided that such person is under a duty of confidentiality, contractual or otherwise, to the Lender;

(vi)                              to the head office, branches, representative offices, Subsidiaries, related corporations or Affiliate of the Lender (each a “Related Party”) and each Related Party shall be permitted to disclose information as if it were the Lender;

(vii)                           to any person permitted by any Obligor;

(viii)                        to any Obligor;

(ix)                              to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2014 ISDA Credit Derivatives Definitions or other provisions substantially equivalent thereto; or

(x)                                 to any person for the purpose of obtaining a valuation in connection with a Participation Agreement.

(b)                                 The Lender may disclose to:

(i)                                     its Affiliate;

(ii)                                  a transferee or assignee;

(iii)                               a Participant;

(iv)                              any potential transferee or assignee;

(v)                                 any potential Participant; or

(vi)                              any person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any person referred to in paragraphs (b) (i) to (b) (v) above (an “investor”)

a copy of any Finance Document and any information which the Lender has acquired under or in connection with any Finance Document.

However, before a potential transferee, assignee, investor or Participant may receive any confidential information, it must execute in favour of the Lender a confidentiality agreement in a form customarily required by the Lender, but on the basis that that potential transferee, assignee, investor or Participant may itself disclose the documents and information referred to in paragraphs(b)(i) and (ii) to its Affiliate or any person with whom it may enter, or has entered into, any kind of transfer of an economic or other interest in, or related to, this Agreement so long as that potential transferee, assignee, investor or Participant executes in favour of that potential transferee, assignee, investor or Participant a confidentiality agreement in a form customarily required by that potential transferee, assignee, investor or Participant.

(c)                                  At any time after becoming entitled to enforce the Transaction Security and while that right continues, the Lender may:

(i)                   disclose to any person (in its absolute discretion and without reference or notification to any Obligor):

(A)                               the fact that the Lender may be entitled to enforce (or have enforced) their rights, powers, remedies and discretions under the Transaction Security Documents and the other Finance Documents and any surrounding circumstances;

(B)                               any information concerning the Facility, the Finance Documents and any transaction entered into in connection with the Finance Documents; and

(C)                        any other relevant information concerning any arrangement, transaction or facility entered into between the Lender and any Obligor; and

(ii)                     use any of the information referred to in paragraph (i) above in connection with, or upon, the exercise of any remedies hereunder or under any other Finance Document or any action or proceeding relating to this Agreement or any other Finance Document or the enforcement of rights hereunder or thereunder.

23.2 Disclosure by Lender

Nothing in this Clause prohibits the Lender from disclosing, and the Lender is permitted to disclose, any information which an Obligor or any other member of the Group is required to notify, report or disclose in connection with dealings or interest in (as applicable) any Eligible Securities or any of the transactions contemplated under any Finance Document, including where notification, reporting or disclosure is required following the exercise of any right by the Lender under any Finance Document, and which an Obligor or such other member of the Group fails to notify, report or disclose.

23.3 Previous confidentiality undertaking

This Clause supersedes any previous confidentiality undertaking given by the Lender in connection with this Agreement prior to it becoming a Party.

24.                               PAYMENT MECHANICS

24.1 Payments to the Lender

(a)                                 On each date on which the Borrower is required to make a payment under a Finance Document, the Borrower shall make the same available to the Lender for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in Hong Kong with such bank as the Lender may notify to the Borrower by not less than five Business Days’ notice.

24.2 Payments by the Lender

(a)                                 On each date on which the Lender is required to make a payment to the Borrower under a Finance Document, the Lender shall make the same available to the Borrower for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in Hong Kong with such bank as the Borrower may notify to the Lender in the Utilisation Request.

24.3 Distributions to the Borrower

The Lender may (with the consent of the Borrower or in accordance with Clause 25 (Set-off)) apply any amount received by it for the Borrower in or towards payment (in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

24.4 Partial payments

(a)                                 If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)                                    first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender under the Finance Documents;

(ii)                                secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in (i) above) or commission due but unpaid under this Agreement;

(iii)                            thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                             fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Lender may vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

24.5 No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

24.6 Business Days

(a)                                 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

24.7 Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, US dollar is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                  Any amount expressed to be payable in a currency other than US dollar shall be paid in that other currency.

25.                               SET-OFF

The Lender may set off any matured obligation due from the Borrower under the Finance Documents against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

26.                               NOTICES

26.1 Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or electronic mail.

26.2 Addresses

The address, electronic mail address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)           in the case of the Borrower:

Address: 20/F Beijing Ideal International Plaza, No. 58 North 4th Ring Road West,

Haidian District, Beijing, 100080, People’s Republic of China

Attention: Charles Cao / Bonnie Zhang

Email: Bonnie@staff.sina.com.cn

(b)           in the case of the Lender:

Address: Level 88 International Commerce Centre, 1 Austin Road West, Kowloon,

Hong Kong

Attention: Steven Lee

Fax: +852 2284 7561

Email: steven.w.lee@credit-suisse.com

or any substitute address, fax number or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

26.3 Delivery

(a)               Any communication or document made or delivered by the Lender to the Borrower under or in connection with the Finance Documents will only be effective:

(i)            if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(ii)           if by way of fax, when received in legible form,

and, if a particular department or officer is specified as part of its address details provided under Clause 26.2 (Addresses), if addressed to that department or officer.

(b)                           Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below or, in the case of communication by electronic mail or other electronic means, only if it is addressed in such a manner as the Lender shall specify for this purpose.

(c)                           Any communication or document which becomes effective, in accordance with paragraphs (a) to (b) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

26.4 Electronic communication

(a)               Any communication to be made between the Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent the Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)            notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)           notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)               Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication to the Lender only if it is addressed in such a manner as the Lender shall specify for this purpose.

(c)                           Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

26.5 English language

(a)           Any notice given under or in connection with any Finance Document must be in English.

(b)           All other documents provided under or in connection with any Finance Document must be:

(i)            in English; or

(ii)           if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

27.          CALCULATIONS AND CERTIFICATES

27.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

27.2 Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3 Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in determining LIBOR differs, in accordance with that practice.

28.          PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

29.          REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of the Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

30. REHYPOTHECATION

Prior to the occurrence of an Event of Default, the Lender agrees not to rehypothecate, pledge, sell, assign, invest, lend, use, commingle or otherwise dispose of, or otherwise use in its business, the Securities Collateral during the term of this Agreement, provided that the foregoing shall not restrict:

(a)           where or by whom the Securities Collateral may be held for purposes of perfecting the Transaction Security; or

(b)           the Lender’s right to assign or transfer any of its rights and obligations under any Finance Document under Clause 22.2 (Assignments and transfers by the Lender) or create Security in or over any of its rights under any Finance Document under 22.3 (Security over Lender’s rights).

31.          AMENDMENTS AND WAIVERS

31.1 Required consents

Subject to Clause 31.2 (Potential Adjustment Events) any term of the Finance Documents may be amended or waived only with the written consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties.

31.2 Potential Adjustment Events

Upon the announcement of any Potential Adjustment Event, the Lender may (after consultation with the Borrower for at least two Business Days), by written notice to the Borrower:

(a)           propose corresponding adjustments to one or more of the material terms of this Agreement or any other Finance Document as the Lender reasonably determines necessary to preserve for the Lender the fair value of such material terms (which may include, without limitation, requiring the Borrower to create or grant additional Security on the Collateral or any other property of the Borrower); and

(b)           determine the effective date(s) of the adjustment(s) (which (i) in the case of a Merger Event (other than an event referred to in paragraph (c) of the definition of Merger Event) will be the date on which the relevant event is consummated, and (ii) in the case of an event referred to in paragraph (c) of the definition of Merger Event or a Tender Offer, will be the date the purchase, acquisition or obtaining of exposure takes place), provided that, if the Lender determines that no adjustment that it could make will produce a commercially reasonable result, following consultation with the Borrower for a period of no less than five Business Days or such shorter period as the Lender (acting reasonably) determines is appropriate in the circumstances (the “Period”), or the Borrower does not agree to any adjustments proposed by the Lender pursuant to (a) above within the Period, such Potential Adjustment Event shall be deemed to give rise to a Material Adverse Effect pursuant to Clause 21.16 (Material adverse change) (provided that such Material Adverse Effect shall be deemed to arise (i) in the case of a Merger Event (other than an event referred to in paragraph (c) of the definition of Merger Event) on the date on which the relevant event is consummated, and (ii) in the case of an event referred to in paragraph (c) of the definition of Merger Event or a Tender Offer, on the date the purchase, acquisition or obtaining of exposure takes place). Any such adjustments shall be binding on all Parties and all Parties shall enter into such documentation required to reflect such adjustments. The Potential Adjustment Event shall be deemed to occur on the earlier of the ex-date and the announcement date in respect of the relevant event, or such other date as the Lender reasonably determines.

32.          COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

33.          GOVERNING LAW

This Agreement is governed by Hong Kong law.

34.          ENFORCEMENT

34.1 Jurisdiction of Hong Kong courts

(a)           The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)           The Borrower agrees that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly the Borrower will not argue to the contrary.

(c)           This Clause 34.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

34.2 Service of process

(a)                   Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(i)            irrevocably appoints The Law Debenture Corporation (H.K.) Limited as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document; and

(ii)           agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

(b)         If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Lender. Failing this, the Lender may appoint another agent for this purpose.

35.          WAIVER OF IMMUNITIES

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)         suit;

(b)         jurisdiction of any court or arbitral tribunal;

(c)          relief by way of injunction or order for specific performance or recovery of property;

(d)         attachment of its assets (whether before or after judgment); and

(e)          execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts or arbitral tribunals of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

SCHEDULE 1

CONDITIONS PRECEDENT

1.             OBLIGORS

(a)           A copy of the constitutional documents of the Borrower.

(b)           A copy of the constitutional documents of the Company.

(c)           A copy of a resolution of the board of directors of the Borrower:

(i)            approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)           authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)           A copy of a resolution of the board of directors of the Company:

(i)            approving the terms of the Issuer Instruction Letter and the Issuer Acknowledgement Letter and resolving that it execute the Issuer Instruction Letter and the Issuer Acknowledgement Letter; and

(ii)           authorising a specified person or persons to execute the Issuer Instruction Letter and the Issuer Acknowledgement Letter.

(e)           A specimen of the signature of each person authorised by the resolution referred to in paragraphs (c) and (d) above.

(f)            A certificate from the Borrower (signed by a director) confirming that borrowing the Commitment would not cause any borrowing, securing or similar limit binding on it to be exceeded.

(g)           A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in paragraph 1 of this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(h)           A certificate of incumbency issued by the registered agent of the Borrower in the British Virgin Islands.

(i)            A certificate of good standing issued by the registered agent of the Company in the Cayman Islands.

(j)            A certified copy of the register of directors of the Company.

(k)           A certified copy of the Guarantor’s passport.

2.             LEGAL OPINIONS

(a)           A legal opinion as to Hong Kong law from Latham & Watkins addressed to the Lender, substantially in the form distributed to the Lender prior to the signing of this Agreement.

(b)           A legal opinion as to British Virgin Islands law from Walkers addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

(c)           A legal opinion as to Cayman Islands law from Walkers addressed to the Lender, substantially in the form distributed to the Lender prior to signing this Agreement.

3.             SUBSCRIPTION AGREEMENT

(a)           A copy of a resolution of the board of directors of the Company approving the terms of, and the transactions contemplated by, the Subscription Agreement.

(b)           A copy of a resolution of the board of directors of the Borrower approving the terms of, and the transactions contemplated by, the Subscription Agreement.

4.             OTHER DOCUMENTS AND EVIDENCE

(a)           The following Finance Documents, each duly executed by the parties to it:

(i)            this Agreement;

(ii)           the Guarantee;

(iii)          the Issuer Instruction Letter;

(iv)          the Issuer Acknowledgement Letter; and

(v)           each Transaction Security Document.

(b)           Any additional notices, forms or other documents required to be given under the Transaction Security Documents including, but not limited to:

(i)            five executed but undated transfer of ownership forms in the form set out in Schedule 1 of the Cayman Security Agreement; and

(ii)           an executed irrevocable proxy and power of attorney in the form set out in Schedule 2 of the Cayman Security Agreement.

(c)           Evidence that any process agent referred to in Clause 34.2 (Service of process) has accepted its appointment.

(d)           Evidence that any process agent referred to in section 24.2 of the Hong Kong Security Deed has accepted its appointment.

(e)           Evidence that all fees and expenses then due from the Obligors to the Lender (including, without limitation, legal fees due from the Borrower pursuant to Clause 16.1(b)) have been paid or will be paid by the first Utilisation Date.

(f)            A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(g)           Any information or evidence requested by the Lender in order to comply with applicable law and pursuant to “know your client” procedures.

(h)           Reliance letter signed by counsel for the Company substantially in the form appended as Annex F to the Issuer Instruction Letter.

SCHEDULE 2

UTILISATION REQUEST

From: New Wave MMXV Limited

To:          Credit Suisse AG Hong Kong branch

Dated:

Dear Sirs

Facility Agreement dated [        ] (the “Facility Agreement”)

1.              We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.              We wish to borrow the Loan on the following terms:

3.              Proposed Utilisation Date:                                 [     ] (or, if that is not a Business Day, the next Business Day)

4.              Amount:                                                                [     ] or, if less, the Commitment

5.              We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

6.              The proceeds of the Loan should be credited to [account].1

7.              This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
New Wave MMXV Limited

1 To insert details of the Company’s account to which the subscription price is to be paid

SCHEDULE 3
TOP-UP NOTICE

From: Credit Suisse AG Hong Kong Branch

To:          New Wave MMXV Limited

Dated:

Dear Sirs

Facility Agreement dated [        ] (the “Facility Agreement”)

1.             We refer to the Facility Agreement. This is a Top-Up Notice. Terms defined in the Facility Agreement shall have the same meaning in this Top-Up Notice.

2.             We wish to inform you that as on a Valuation Day falling on [ ], we have determined that the Company Share Closing Share Price on such Valuation Day is [  ]. On such Valuation Day the LTV Ratio is [         ] and that accordingly, [a First Top Up Event]/ [ a Second Top Up Event]/ [a Subsequent Top Up Event] has occurred.

3.             Please pay to the Cash Collateral Account in cleared funds a sufficient amount of US dollars as Cash Collateral [and/or transfer to the Securities Collateral Account a sufficient number of Eligible Securities (other than Company Shares) as Pledged Eligible Securities] in accordance with the terms specified in Clause 20.1 (Top-Up Obligations) of the Facility Agreement as soon as possible and in any event by the relevant Top-Up Deadline.

Yours faithfully

authorised signatory for
Credit Suisse AG Hong Kong Branch

SIGNATORIES

THE BORROWER

EXECUTED BY

NEW WAVE MMXV LIMITED

By:	/s/ Charles Chao
Name: Charles Chao
Title: Director

THE LENDER

EXECUTED BY

CREDIT SUISSE AG HONG KONG BRANCH

By:	/s/ Davide Catalano
Name: Davide Catalano
Title: Director

By:	/s/ Leo Chan
Name: Leo Chan
Title: Vice President